For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports Third Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +6%; Organic Revenue +5%
◦Record revenue for any quarter in Global FSS history; Strong base business volume, new business wins, and unprecedented retention levels
◦Final quarter where revenue in the prior year included portfolio exits in Facilities
•Operating Income +13%; Adjusted Operating Income (AOI) +19%1
◦Record profitability for a third quarter in Global FSS history; Leveraged higher revenue, expanded supply chain capabilities, and effectively managed above-unit costs
◦Operating Income margin +20 bps; AOI margin +60 bps1
•GAAP EPS +24% to $0.27; Adjusted EPS +29%1 to $0.40
◦Results driven by focus on profitable growth and operational execution across the organization
•Accelerated Business Momentum into the Fiscal Fourth Quarter
◦Company awarded one of the largest new client wins in its history, specifically within Sports & Entertainment, in addition to winning several other high profile accounts
◦Client retention rate currently exceeds 97% in both the FSS United States and International segments

Philadelphia, PA, August 5, 2025 - Aramark (NYSE: ARMK) today reported third quarter fiscal 2025 results.
“We’ve achieved a number of significant milestones at the Company since last reporting earnings, including being recently awarded one of the largest new client wins in our history, as well as experiencing record client retention levels now surpassing 97%,” said John Zillmer, Aramark’s Chief Executive Officer.
“Our Supply Chain optimization initiatives, which include introducing additional AI-driven technology, have driven significant incremental value for our clients and the Company. We continue to advance our disciplined capital allocation strategies, benefiting from a strong and flexible balance sheet designed to maximize shareholder returns. I’m extremely proud of what the teams have accomplished this quarter and firmly believe there is tremendous value-creating potential in the business going forward.”

1 On a constant currency basis

THIRD QUARTER RESULTS
Consolidated revenue was $4.6 billion in the third quarter, a 6% increase year-over-year, driven by growth in both net new business and base business, and the favorable effect of currency translation of approximately $21 million. Organic revenue growth, which excludes the effect of currency translation, was higher by more than 5% compared to the same year-ago period. The growth in revenue more than offset the prior year portfolio exits in Facilities and fewer events at arenas, primarily from the timing of concerts, within the FSS United States segment. This was the final quarter where revenue in the prior year included the aforementioned portfolio exits, which are now behind the Company.

	Revenue
	Q3 '25	Q3 '24	Change (%)		Organic Revenue Change (%)
FSS United States	$3,247M	$3,144M	3%	*	3%	*
FSS International	1,379	1,232	12%		10%
Total Company	$4,626M	$4,376M	6%		5%
*The Change (%) and Organic Revenue Change (%) reflected the prior year portfolio exits in Facilities
Difference between Change (%) and Organic Revenue Change (%) reflected the impact of currency translation
•FSS United States revenue growth was led by 1) Business & Industry from higher participation rates, new client wins, and expanded micro-market and vending services; 2) Education from increased volume in meal plans and additional operating days from a calendar shift within Collegiate Hospitality; and 3) Sports, Leisure, & Corrections from new business wins as well as higher per cap spending in Major League Baseball stadiums—which more than offset the items referenced above. Revenue and organic revenue growth would have been more than 2% higher if not for these items.
•FSS International revenue growth was broad-based across nearly all countries, primarily from ongoing base business growth and net new business performance—with the U.K., Chile, Canada, and Spain driving the increase. Revenue on a GAAP basis benefited from the favorable effect of currency translation.
Operating Income increased 13% year-over-year to $183 million, and AOI grew 19%1 to $230 million, representing an operating income margin increase of 20 basis points and an AOI margin increase of 60 basis points1 compared to the prior year. Profitability growth was due to Aramark’s higher revenue levels, expanded supply chain capabilities, and disciplined above-unit cost management. The effect of currency translation increased operating income by approximately $1 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q3 '25	Q3 '24	Change (%)	Q3 '25	Q3 '24	Change (%)	Constant Currency Change (%)
FSS United States	$160M	$140M	14%	$189M	$164M	16%	16%
FSS International	49	52	(6)%	67	60	13%	11%
Corporate	(27)	(31)	14%	(27)	(31)	14%	14%
Total Company	$183M	$162M	13%	$230M	$193M	19%	19%
May not total due to rounding

Year-over-year profitability and margin expansion for the Company resulted from the following segment performance:
•FSS United States increased due to higher base business volume, disciplined above-unit cost management, and AI-driven supply chain productivity, which provided additional sourcing spend visibility and contributed to enhanced purchasing decisions at the client site level. Profitability growth was led by the Education and Business & Industry sectors.
•FSS International experienced higher base business volume and strengthened supply chain economics from revenue growth, which more than offset labor expenses from additional observed holidays in the quarter, including in China, as well as the prior year period benefiting from the Men’s European Football Championships in Germany.
Operating Income also included severance charges that were excluded from AOI related to restructuring initiatives.
•Corporate expenses decreased from lower share-based compensation expense.

CASH FLOW AND CAPITAL STRUCTURE
Net cash provided by operating activities in the third quarter was $77 million and free cash flow was a use of cash of $34 million, in line with the quarterly seasonal cadence of the business. Aramark believes the typical seasonality of the business will generate a large cash inflow in the fourth quarter, primarily driven by Collegiate Hospitality and Sports & Entertainment, resulting in higher Net cash provided by operating activities and Free Cash Flow.
In the third quarter, the Company proactively repaid approximately $62 million of Term Loan B due June 2030 and repurchased approximately $31 million of its common stock. Since the authorization of Aramark's share repurchase program in November 2024, the Company has repurchased nearly 4 million of its shares for an aggregate purchase price of approximately $140 million. At quarter-end, Aramark had over $1.4 billion in cash availability.
The Company's capital allocation commitment remains to strategically invest in the business to drive and propel growth; repay debt on an ongoing basis, with leverage expected to reach around 3.0x by the end of fiscal 2025 and even lower thereafter; pay quarterly dividends; and utilize excess cash generation to opportunistically repurchase Aramark stock.

DIVIDEND DECLARATION
Aramark's Board of Directors approved a quarterly dividend of 10.5 cents per share of common stock, as announced on July 23, 2025. The dividend will be payable on August 20, 2025, to stockholders of record at the close of business on August 6, 2025.

BUSINESS UPDATE
Aramark is gaining strong business momentum from prominent new client wins, expanded base business volume, and client retention rates currently exceeding 97% across both FSS US and International. Based on the Net New Business performance through the first three quarters of fiscal 2025, Aramark believes it is on pace to achieve the high end of its 4% to 5% target—with the ability to potentially surpass it. Revenue performance in the fourth quarter is expected to benefit from ongoing base business expansion and net new business across all sectors in the FSS United States segment and every geography in the FSS International segment.
The Company projects ongoing profitability growth from the consistent execution of its key operating levers, including supply chain capabilities, operational cost management, and the maturity of new business. Aramark is effectively managing the current macro-environment and believes its business model is well positioned from any heightened volatility.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency), and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2025 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
The Company continues to anticipate its full-year performance for fiscal 2025 as reflected below, based on the expected timing of commencing operations from new business, including certain large clients.

($ in millions, except EPS)	FY24	FY25* Outlook
	Reference Point	Year-over-year Growth[1]

Organic Revenue	$17,401	+7.5%	—	+9.5%

Adjusted Operating Income	$882	+15%	—	+18%

Adjusted EPS	$1.55	+23%	—	+28%

Leverage Ratio	3.4x	~3.0x

Adjusted EPS Outlook does not include benefit from potential share repurchases
* 53-week year; Expected benefit of ~2% to Organic Revenue and Adjusted Operating Income
[1]Constant Currency, except Leverage Ratio

“Our third quarter performance, highlighted by record revenue for any quarter in Global FSS history, along with record profitability in a third quarter, demonstrates our commitment to sustainable growth and focused operational execution,” Zillmer added. “I’m immensely grateful for our employees across the globe who are building this business momentum heading into the fourth quarter and beyond.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; the effect of debt repayments and refinancings on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income from continuing operations attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash (used in) provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash (used in) provided by operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the impact of amortization expense recognized on acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($12.7 million for both the third quarter and year-to-date 2025 and $6.2 million for year-to-date 2024).

Spin-off Related Charges - adjustments to eliminate charges related to the Company's prior year spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions ($8.8 million for year-to-date 2024).

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for expense for contingent consideration liabilities related to acquisition earn outs ($11.1 million for year-to-date 2025 and $0.5 million for year-to-date 2024), charges related to hyperinflation in Argentina ($1.7 million for the third quarter of 2025, $3.0 million for year-to-date 2025, $0.4 million for the third quarter of 2024 and $5.2 million for year-to-date 2024), legal charges related to an anti-trust review ($1.1 million for both the third quarter and year-to-date 2025) and non-cash charges related to the impairment of a trade name ($3.3 million for both the third quarter and year-to-date 2024).

Effect of Debt Repayments and Refinancings on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of borrowings and refinancings by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for year-to-date 2024), non-cash charges for the write-off of unamortized debt issuance costs and discounts ($2.5 million for year-to-date 2025 and $9.1 million for year-to-date 2024) and the payment of third party costs ($5.8 million for year-to-date 2025 and $0.4 million for year-to-date 2024).

Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the tax related impact of the Company's prior year spin-off of the Uniform segment, including a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($7.1 million charge for year-to-date 2024), non-deductible transaction costs ($3.6 million charge for year-to-date 2025 and $2.6 million charge for year-to-date 2024) and the restatement of the Company's deferred tax position ($1.9 million benefit for year-to-date 2024). Additionally, the adjustment reverses the release of a valuation allowance recorded at a foreign subsidiary ($3.1 million benefit for the third quarter of 2025 and $11.6 million benefit for year-to-date 2025) and eliminates the impact of the state tax treatment related to the sale of a minority interest ($4.4 million charge for year-to-date 2025).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Business Update," "Outlook," and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time and actual results or outcomes may differ materially from those that we expected.

Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and the ongoing conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the impact of United States and other countries' trade policies including the implementation of tariffs; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 19, 2024 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 27, 2025	June 28, 2024
Revenue	$4,626,451	$4,376,076
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,256,343	4,040,866
Depreciation and amortization	121,822	108,132
Selling and general corporate expenses	65,699	65,399
Total costs and expenses	4,443,864	4,214,397
Operating income	182,587	161,679
Interest Expense, net	86,401	81,478
Income Before Income Taxes	96,186	80,201
Provision for Income Taxes	24,234	22,080
Net income	71,952	58,121
Less: Net income (loss) attributable to noncontrolling interests	169	(5)
Net income attributable to Aramark stockholders	$71,783	$58,126

Earnings per share attributable to Aramark stockholders:
Basic	$0.27	$0.22
Diluted	$0.27	$0.22
Weighted Average Shares Outstanding:
Basic	262,660	263,390
Diluted	265,347	266,577

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Nine Months Ended
	June 27, 2025	June 28, 2024
Revenue	$13,457,835	$12,983,754
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	12,327,229	11,955,096
Depreciation and amortization	352,085	322,794
Selling and general corporate expenses	204,495	218,149
Total costs and expenses	12,883,809	12,496,039
Operating income	574,026	487,715
Interest Expense, net	251,909	282,417
Income Before Income Taxes	322,117	205,298
Provision for Income Taxes	82,489	65,658
Net income	239,628	139,640
Less: Net income (loss) attributable to noncontrolling interests	372	(471)
Net income attributable to Aramark stockholders	$239,256	$140,111

Earnings per share attributable to Aramark stockholders:
Basic	$0.91	$0.53
Diluted	$0.90	$0.53
Weighted Average Shares Outstanding:
Basic	264,118	262,761
Diluted	267,180	265,387

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	June 27, 2025	September 27, 2024
Assets

Current Assets:
Cash and cash equivalents	$501,485	$672,483
Receivables	2,357,475	2,096,928
Inventories	394,214	387,601
Prepayments and other current assets	275,363	249,550
Total current assets	3,528,537	3,406,562
Property and Equipment, net	1,702,075	1,573,193
Goodwill	4,852,720	4,677,201
Other Intangible Assets	1,899,911	1,804,602
Operating Lease Right-of-use Assets	706,828	638,659
Other Assets	593,607	574,154
	$13,283,678	$12,674,371

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$41,113	$964,286
Current operating lease liabilities	60,624	54,163
Accounts payable	1,137,859	1,394,007
Accrued expenses and other current liabilities	1,498,401	1,801,754
Total current liabilities	2,737,997	4,214,210
Long-Term Borrowings	6,253,834	4,307,171
Noncurrent Operating Lease Liabilities	259,687	241,012
Deferred Income Taxes and Other Noncurrent Liabilities	933,932	865,510
Commitments and Contingencies
Redeemable Noncontrolling Interests	14,097	7,494
Total Stockholders' Equity	3,084,131	3,038,974
	$13,283,678	$12,674,371

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income	$239,628	$139,640
Adjustments to reconcile Net income to Net cash used in operating activities:
Depreciation and amortization	352,085	322,794
Increase in contingent consideration liability	11,127	—
Deferred income taxes	(263)	(11,948)
Share-based compensation expense	44,721	46,895
Changes in operating assets and liabilities	(859,337)	(790,247)
Payments made to clients on contracts	(99,453)	(108,262)
Other operating activities	56,965	106,027
Net cash used in operating activities	(254,527)	(295,101)
Cash flows from investing activities:
Net purchases of property and equipment and other	(342,714)	(270,912)
Acquisitions, divestitures and other investing activities	(271,464)	(108,492)
Net cash used in investing activities	(614,178)	(379,404)
Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	370,492	(1,293,577)
Net change in funding under the Receivables Facility	570,000	599,000
Payments of dividends	(83,222)	(74,853)
Proceeds from issuance of common stock	36,427	24,872
Repurchase of common stock	(140,156)	—
Other financing activities	(74,164)	(56,006)
Net cash provided by (used in) financing activities	679,377	(800,564)
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	14,419	(1,769)
Decrease in cash and cash equivalents and restricted cash	(174,909)	(1,476,838)
Cash and cash equivalents and restricted cash, beginning of period	732,613	1,972,367
Cash and cash equivalents and restricted cash, end of period	$557,704	$495,529

Balance Sheet classification
(in thousands)	June 27, 2025	June 28, 2024
Cash and cash equivalents	$501,485	$436,075
Restricted cash in Prepayments and other current assets	56,219	59,454
Total cash and cash equivalents and restricted cash	$557,704	$495,529

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 27, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,247,254	$1,379,197		$4,626,451
Operating Income (as reported)	$160,030	$49,059	$(26,502)	$182,587
Operating Income Margin (as reported)	4.9%	3.6%		3.9%

Revenue (as reported)	$3,247,254	$1,379,197		$4,626,451
Effect of Currency Translation	525	(21,113)		(20,588)
Adjusted Revenue (Organic)	$3,247,779	$1,358,084		$4,605,863
Revenue Growth (as reported)	3.3%	12.0%		5.7%
Adjusted Revenue Growth (Organic)	3.3%	10.3%		5.3%

Operating Income (as reported)	$160,030	$49,059	$(26,502)	$182,587
Amortization of Acquisition-Related Intangible Assets	24,821	7,310	—	32,131
Severance and Other Charges	4,444	8,234	—	12,678
Gains, Losses and Settlements impacting comparability	—	2,829	—	2,829
Adjusted Operating Income	$189,295	$67,432	$(26,502)	$230,225
Effect of Currency Translation	155	(761)	—	(606)
Adjusted Operating Income (Constant Currency)	$189,450	$66,671	$(26,502)	$229,619

Operating Income Growth (as reported)	14.3%	(6.2)%	13.6%	12.9%
Adjusted Operating Income Growth	15.7%	12.6%	13.6%	19.4%
Adjusted Operating Income Growth (Constant Currency)	15.8%	11.3%	13.6%	19.1%
Adjusted Operating Income Margin	5.8%	4.9%		5.0%
Adjusted Operating Income Margin (Constant Currency)	5.8%	4.9%		5.0%

	Three Months Ended
	June 28, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,144,435	$1,231,641		$4,376,076

Operating Income (as reported)	$140,062	$52,308	$(30,691)	$161,679
Amortization of Acquisition-Related Intangible Assets	23,593	3,941	—	27,534
Gains, Losses and Settlements impacting comparability	—	3,629	—	3,629
Adjusted Operating Income	$163,655	$59,878	$(30,691)	$192,842

Operating Income Margin (as reported)	4.5%	4.2%		3.7%
Adjusted Operating Income Margin	5.2%	4.9%		4.4%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	June 27, 2025
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$9,604,608	$3,853,227		$13,457,835
Operating Income (as reported)	$505,434	$154,297	$(85,705)	$574,026
Operating Income Margin (as reported)	5.3%	4.0%		4.3%

Revenue (as reported)	$9,604,608	$3,853,227		$13,457,835
Effect of Currency Translation	4,081	87,817		91,898
Adjusted Revenue (Organic)	$9,608,689	$3,941,044		$13,549,733
Revenue Growth (as reported)	2.2%	7.5%		3.7%
Adjusted Revenue Growth (Organic)	2.2%	10.0%		4.4%

Operating Income (as reported)	$505,434	$154,297	$(85,705)	$574,026
Amortization of Acquisition-Related Intangible Assets	72,875	17,762	—	90,637
Severance and Other Charges	4,444	8,234	—	12,678
Gains, Losses and Settlements impacting comparability	11,127	4,144	—	15,271
Adjusted Operating Income	$593,880	$184,437	$(85,705)	$692,612
Effect of Currency Translation	1,157	3,663	—	4,820
Adjusted Operating Income (Constant Currency)	$595,037	$188,100	$(85,705)	$697,432

Operating Income Growth (as reported)	10.1%	9.3%	23.9%	17.7%
Adjusted Operating Income Growth	11.3%	14.7%	(2.7)%	13.4%
Adjusted Operating Income Growth (Constant Currency)	11.5%	17.0%	(2.7)%	14.2%
Adjusted Operating Income Margin	6.2%	4.8%		5.1%
Adjusted Operating Income Margin (Constant Currency)	6.2%	4.8%		5.1%

	Nine Months Ended
	June 28, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$9,400,671	$3,583,083		$12,983,754

Operating Income (as reported)	$459,192	$141,127	$(112,604)	$487,715
Amortization of Acquisition-Related Intangible Assets	67,634	11,179	—	78,813
Severance and Other Charges	6,149	—	92	6,241
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	568	8,473	—	9,041
Adjusted Operating Income	$533,543	$160,779	$(83,475)	$610,847

Operating Income Margin (as reported)	4.9%	3.9%		3.8%
Adjusted Operating Income Margin	5.7%	4.5%		4.7%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$71,783	$58,126	$239,256	$140,111
Adjustment:
Amortization of Acquisition-Related Intangible Assets	32,131	27,534	90,637	78,813
Severance and Other Charges	12,678	—	12,678	6,241
Spin-off Related Charges	—	—	—	29,037
Gains, Losses and Settlements impacting comparability	2,829	3,629	15,271	9,041
Effect of Debt Repayments and Refinancings on Interest Expense, net	—	—	8,326	33,352
Tax Impact of Adjustments to Adjusted Net Income	(12,876)	(6,388)	(30,895)	(28,293)
Adjusted Net Income	$106,545	$82,901	$335,273	$268,302
Effect of Currency Translation, net of Tax	(101)	—	3,553	—
Adjusted Net Income (Constant Currency)	$106,444	$82,901	$338,826	$268,302

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$71,783	$58,126	$239,256	$140,111
Diluted Weighted Average Shares Outstanding	265,347	266,577	267,180	265,387
	$0.27	$0.22	$0.90	$0.53
Earnings Per Share Growth (as reported) %	24.1%		69.6%

Adjusted Earnings Per Share
Adjusted Net Income	$106,545	$82,901	$335,273	$268,302
Diluted Weighted Average Shares Outstanding	265,347	266,577	267,180	265,387
	$0.40	$0.31	$1.25	$1.01
Adjusted Earnings Per Share Growth %	29.1%		24.1%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$106,444	$82,901	$338,826	$268,302
Diluted Weighted Average Shares Outstanding	265,347	266,577	267,180	265,387
	$0.40	$0.31	$1.27	$1.01
Adjusted Earnings Per Share Growth (Constant Currency) %	29.0%		25.4%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	June 27, 2025	June 28, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$361,667	$345,543
Less: Income from Discontinued Operations, net of tax	—	(97,109)
Net Income from Continuing Operations Attributable to Aramark Stockholders	$361,667	$248,434
Interest Expense, net	336,208	393,103
Provision for Income Taxes	119,803	62,113
Depreciation and Amortization	464,838	425,568
Share-based compensation expense(1)	59,920	66,360
Unusual or non-recurring (gains) and losses(2)	(25,071)	2,319
Pro forma EBITDA for certain transactions(3)	22,102	2,417
Other(4)(5)	112,599	106,749
Covenant Adjusted EBITDA	$1,452,066	$1,307,063

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$6,294,947	$5,977,606
Less: Cash and cash equivalents and short-term marketable securities(6)	545,213	550,361
Net Debt	$5,749,734	$5,427,245
Covenant Adjusted EBITDA	$1,452,066	$1,307,063
Net Debt/Covenant Adjusted EBITDA(7)	4.0	4.2

(1) Represents non-cash share-based compensation expense resulting from the application of accounting for stock options, stock appreciation rights, restricted stock units, performance stock units and deferred stock unit awards.

(2) The twelve months ended June 27, 2025 represents the fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million). The twelve months ended June 28, 2024 represents the fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended June 27, 2025 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($53.7 million), severance charges ($19.4 million), non-cash adjustments to inventory based on expected usage ($18.2 million), charges related to a ruling on a foreign tax matter ($6.8 million), dividends from miscellaneous investments, net of earnings ($5.0 million), the impact of hyperinflation in Argentina ($3.3 million), contingent consideration expense related to acquisition earn outs, net of reversals ($2.4 million), legal charges related to an anti-trust review ($1.1 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended June 28, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($51.8 million), charges related to the Company's spin-off of the Uniform segment ($42.0 million), income related to non-United States governmental wage subsidies ($13.6 million), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($12.8 million), net severance charges ($10.1 million), the impact of hyperinflation in Argentina ($8.9 million), non-cash charges for inventory write-downs ($6.1 million), non-cash charges related to the impairment of a trade name ($3.3 million), non-cash charges related to information technology assets ($2.1 million), multiemployer pension plan withdrawal charges ($2.0 million) and other miscellaneous expenses.
(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.
(7) The twelve months ended June 28, 2024 has been restated to exclude the results of the Uniform segment for the entire period, including quarters prior to the spin-off.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended	Six Months Ended	Three Months Ended
	June 27, 2025	March 28, 2025	June 27, 2025
Net cash (used in) provided by operating activities	$(254,527)	$(331,204)	$76,677

Net purchases of property and equipment and other	(342,714)	(232,486)	(110,228)

Free Cash Flow	$(597,241)	$(563,690)	$(33,551)

	Nine Months Ended	Six Months Ended	Three Months Ended
	June 28, 2024	March 29, 2024	June 28, 2024
Net cash (used in) provided by operating activities	$(295,101)	$(435,797)	$140,696

Net purchases of property and equipment and other	(270,912)	(192,243)	(78,669)

Free Cash Flow	$(566,013)	$(628,040)	$62,027

	Nine Months Ended	Six Months Ended	Three Months Ended
	Change	Change	Change
Net cash provided by (used in) operating activities	$40,574	$104,593	$(64,019)

Net purchases of property and equipment and other	(71,802)	(40,243)	(31,559)

Free Cash Flow	$(31,228)	$64,350	$(95,578)